Exhibit 99.11

Dear Team,

I’m excited to share that this morning Carbonite entered into a definitive agreement to be acquired by OpenText. I want to take a moment to provide some background and context on this news, as well as what to expect in the days ahead.

Over the last few years we have experienced exceptional growth building our platform and product portfolios so that we can do something unique in the market – create an integrated, automated solution that incorporates data protection and cybersecurity. You helped create that value and I’m incredibly proud of what we’ve built. Today is the beginning of the next stage in that evolution.

OpenText is the global leader in Enterprise Information Management (EIM), both on-premises and for cloud services, offering the only complete solution for EIM with a comprehensive view of all the information within an organization. Traditionally targeting the enterprise, OpenText is thrilled to leverage our product portfolio and customer channels to serve SMBs around the globe. OpenText has offices in 35 countries around the world, providing a tested platform for growth and new sales opportunities. OpenText is impressed with our team and what we have accomplished, and together we believe we will be able to integrate, innovate and scale.

We are working closely together to close this deal as soon as we can. Until then, Carbonite and OpenText will operate as separate companies. It is critical that we all continue to stay focused on our 2019 goals and deliver on our commitments to our customers.

I appreciate this news may come as a surprise and that you will have questions. While I may not be able to answer all your questions right now, the entire leadership team is committed to keeping you informed as we move through this process.

You should be expecting a link to an All Hands meeting shortly. In the meantime, please take a moment to read our press release and the FAQ document on the What’s Next SharePoint page for Carbonite and Webroot. We will use those SharePoint sites to house all documents relating to this announcement.

We will be able to share more when the appropriate financial materials are filed with the SEC tomorrow. If you have additional questions, please reach out to your manager, HR business partner or email askcarb@carbonite.com. If you are contacted by the media or analysts, please do not give them any information and immediately refer them to media@carbonite.com.

This is an exciting next step for Carbonite, and I want to thank you all for your focus and dedication over the last few months as you continued to deliver outstanding services to our customers. This announcement is a true testament to the strong company and attractive businesses that our talented employees have created.

Best regards,

Steve Munford

November 11, 2019

Notice to Investors and Security Holders

The offer referred to in this employee communication has not yet commenced. The description contained in this employee communication is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that OpenText and Merger Sub will file with the SEC. The solicitation and offer to buy Shares will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, OpenText and Merger Sub will file a tender offer statement on Schedule TO and thereafter Carbonite will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting OpenText or Carbonite. Copies of the documents filed with the SEC by Carbonite will be available free of charge on Carbonite’s internet website at https://investor.carbonite.com or by contacting Carbonite’s Investor Relations Department at (617) 587-1102. Copies of the documents filed with the SEC by OpenText will be available free of charge on OpenText’s internet website at https://investors.OpenText.com or by contacting OpenText’s Investor Relations Department at (415) 963-0825.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, Carbonite and OpenText will each file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by OpenText or Carbonite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Carbonite’s and OpenText’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward Looking Statements

The information contained in this employee communication is as of November 11, 2019. Carbonite assumes no obligation to update forward-looking statements contained in this employee communication as the result of new information or future events or developments.

This employee communication contains forward-looking information related to Carbonite, OpenText and the proposed acquisition of Carbonite by OpenText that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document and the accompanying exhibits include, among other things, statements about the potential benefits of the proposed acquisition, Carbonite’s and OpenText’s plans, objectives, expectations and intentions, the anticipated timing of closing of the proposed acquisition and expected plans for financing the proposed acquisition. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of Carbonite’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits and accretion from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; Carbonite’s ability to integrate the Webroot acquisition and achieve the expected benefits of such acquisition; Carbonite’s ability to profitably attract new customers and retain existing customers; Carbonite’s dependence on the market for cloud backup services, and its ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; and changes in tax and other laws, regulations, rates and policies.

A further description of risks and uncertainties relating to Carbonite can be found in Carbonite Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and www.carbonite.com.

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